UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 13, 2006

Magellan Health Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Nod Road Avon, Connecticut		06001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Magellan Health Services, Inc. (the “Company”) today made available to shareholders, in connection with its upcoming Annual Meeting of Shareholders to be held on May 16, 2006, certain information regarding compensatory payments made to its three senior executive officers supplementing the information contained in the Board of Directors’ Proxy Statement dated March 31, 2006. As provided by their respective employment agreements entered into in 2004 (which have been previously filed with the Securities and Exchange Commission as exhibits to the Company’s Form 10-K Annual Reports for 2004 and 2005), these executives were entitled to receive certain tax gross up payments with respect to equity-based compensation awarded to them in 2004. Such payments were initially estimated and, as estimated, paid in 2004, as indicated in the Proxy Statement. As provided by the employment agreements, adjustments in the amounts so payable to them, based on their actual tax liability relating to such awards, were made in 2005 and are required to be made in 2006. The additional information provides the details about the amounts of these adjustment payments, which were inadvertently omitted from the Proxy Statement, and revises the information included in the Proxy Statement to reflect the total amount of the tax gross up payments made and to be made to them with regard to the equity-based compensation awarded to them in 2004. A copy of the additional information made available to shareholders is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Letter to Shareholders, dated April 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

By:	/s/ Mark S. Demilio

Name: Mark S. Demilio
Title: Executive Vice President and Chief Financial Officer

Dated:  April 13, 2006

Exhibit Index

Exhibit No.	Description

99.1	Letter to Shareholders, dated April 13, 2006.